UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2014

BIOAMBER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35905	98-0601045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Rene Levesque West, Suite 4110 Montreal, Quebec, Canada H3B 4W8	3850 Lane North, Suite 180 Plymouth, Minnesota 55447
(Address of principal executive offices)

Registrant’s telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2014, BioAmber Inc. (the “Company”) appointed Fabrice Orecchioni to serve as an Officer of the Company.

Mr. Orecchioni has served as BioAmber’s Senior Vice President, Operations since April 2013 and previously as BioAmber’s General Manager (Plants) since January 2012. From 2009 to 2011, Mr. Orecchioni was Plant Manager at Abengoa Bioenergy France S.A., at a facility that produced ethanol and DDG”S from grain. From 2007 to 2009, Mr. Orecchioni was Production Manager at Abengoa Bioenergy France. From 2001 to 2007, Mr. Orecchioni was Production Manager at Ajinomoto Foods Europe S.A.S., an amino acid producer. Mr. Orecchioni holds an Executive Master of Business Administration from HEC Paris, a degree in Biotechnology from École de Biologie Industrielle, and a degree in Chemistry from Université Pierre-et-Marie-Curie.

There are no arrangements or understandings between Mr. Orecchioni and any person pursuant to which Mr. Orecchioni became an officer. Mr. Orecchioni is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2014	BIOAMBER INC.

	By:	/s/ Jean-François Huc
Jean-François Huc
President, Chief Executive Officer and Director